SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

March 27, 2006
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	1-7349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8-K
Dated March 28, 2006

Item 7.01.   Regulation FD Disclosure

On March 27, 2006, Ball Corporation (the “Company”) completed its acquisition of the United States and Argentinean operations of U.S. Can Corporation. The Company acquired ten manufacturing plants in seven states and two plants in Argentina. The acquisition makes the Company the largest supplier in the U.S. of aerosol cans, primarily for food and household products. The operations have sales of approximately $600 million, employ 2,300 people and produce more than 2 billion steel aerosol containers annually. In addition to aerosol cans, the acquired operations produce paint cans, plastic containers and custom and specialty cans.

Item 9.01.   Financial Statements and Exhibits

(c)   Exhibits.

The following is furnished as an exhibit to this report:

Exhibit 99.1   Ball Corporation Press Release dated March 27, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:  /s/ Raymond J. Seabrook
        Name: Raymond J. Seabrook
        Title: Senior Vice President and Chief Financial Officer

Date:   March 28, 2006

Ball Corporation
Form 8-K
March 28, 2006

EXHIBIT INDEX
Description	Exhibit

Press Release dated March 27, 2006	99.1